UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

GrafTech International Ltd. is reporting that certain of the directors, officers, and senior management have recently purchased shares of GrafTech's common stock to add to their current holdings. These purchases were made using personal funds in the aggregate amount of approximately $1 million and include:

Shares purchased (rounded to nearest 1,000)	Description
80,000
Open market purchases of 40,000 shares by Craig S. Shular, Chief Executive Officer, 14,000 shares by Lindon G. Robertson, Chief Financial Officer, and 26,000 shares by other senior management. Messrs. Shular's and Robertson's purchases have also been reported to the Securities and Exchange Commission in Form 4 filings.

37,000	Discretionary purchases under GrafTech's retirement savings by senior management. None of these transactions are required to be reported to the SEC on Form 4.
28,000
Buy and hold purchase of shares under stock options by directors Harold E. Layman (approximately 15,000) and Michael C. Nahl (approximately 13,000). These purchases have also been reported to the Securities and Exchange Commission in Form 4 filings.

145,000	Total

The purchases above are in addition to purchases that GrafTech's officers and senior management have made through ongoing payroll deductions under GrafTech's retirement savings and deferred compensation plans. All such purchases were made in accordance with GrafTech's policies governing insider trading.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: March 19, 2013	By:	/s/ Lindon G. Robertson
Lindon G. Robertson Vice President and Chief Financial Officer